UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

May 14, 2018

(Exact name of registrant as specified in its charter)

New Jersey	I-3215	22-1024240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Johnson & Johnson Plaza, New Brunswick, New Jersey  08933

(Address of Principal Executive Offices)
 (Zip Code)

Registrant's telephone number, including area code:
732-524-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
               CFR 240.14d-2(b))

o             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
               CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01             Regulation FD Disclosure

On April 17, 2018, Johnson & Johnson furnished supplemental sales information related to the Cerenovus business. The 2016 sales information below has been revised to reclassify $156 million from Orthopaedics to Interventional Solutions.

Johnson & Johnson
Supplemental Sales Information
(Dollars in Millions)

Prior quarter amounts have been reclassified to conform to current quarter product disclosure

	2016	2017
	Full Year	Q1	Q2	Q3	Q4
MEDICAL DEVICES SEGMENT (1)

INTERVENTIONAL SOLUTIONS (2)
US	$1,031	279	285	279	305
Intl	1,024	270	288	274	316
WW	2,055	549	573	553	621

ORTHOPAEDICS (2)
US	5,438	1,359	1,367	1,308	1,370
Intl	3,690	916	926	896	916
WW	9,128	2,275	2,293	2,204	2,286
SPINE & OTHER (2)
US	2,152	513	533	495	512
Intl	1,522	370	382	376	344
WW	$3,674	883	915	871	856

(1) Quarterly data unaudited
(2) All sales related to the Cerenovus business were reclassified to Interventional Solutions (previously referred to as Cardiovascular); The
Cerenovus business includes the Codman Neurovascular business as well as the recent acquisitions of Neuravi and Pulsar (previously included in Spine & Other in Orthopaedics).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Johnson & Johnson
(Registrant)
Date: May 14, 2018	By:	/s/ Ronald A. Kapusta
Ronald A. Kapusta Controller (Principal Accounting Officer)